EXHIBIT 23.1



                                                                 Arthur Andersen



CONSENT OF INDEPENDENT PUBLIC ACCONTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated January 24, 2000 incorporated by reference in The ServiceMaster Company's Form 10-K for the year December 31, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Chicago, Illinois
July 31, 2000